Exhibit 10.1

AMENDMENT NO. 1 TO

STATEMENT OF WORK NO. 1

THIS AMENDMENT NO. 1 TO STATEMENT OF WORK NO. 1 (the “Amendment”), dated May 13, 2024, amends in certain respects that certain Statement of Work No. 1 (the “SOW”), dated and effective as of March 4, 2024 (the “Effective Date”), relating to the services (“Services”) to be performed by Eureka Therapeutics, Inc., a Delaware corporation (“Eureka”), for Estrella Biopharma, Inc., a Delaware corporation (“Client”), in connection with the Client’s EB103 anti-CD19 ARTEMIS® clinical trial. The SOW is subject to the terms and conditions of the Services Agreement (as amended, the “MSA”) between Eureka and Client on June 28, 2022. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in the SOW.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration and intending to be legally bound, the parties hereby agree as follows:

1.                   Amendments to the SOW. The text of the third paragraph of Section E of the SOW is hereby deleted in its entirety and replaced with the following:

Client shall have the right to terminate this engagement or suspend the Services upon written notice (including via e-mail) to Eureka. Should Client opt to terminate this engagement or suspend the Services, Client shall only be obligated to compensate Eureka for (i) Services provided in connection with milestones that were achieved prior to the date and time of such written notice, (ii) reasonable and documented pass-through costs incurred by Eureka on behalf of Client prior to the date and time of such written notice in connection with providing the Services and (iii) amounts payable to third parties pursuant to commitments reasonably entered into by Eureka on behalf of Client prior to the date and time of such written notice in connection with providing the Services, provided that Eureka shall make commercially reasonable efforts to cancel or reduce any such amounts

2.                   No Other Changes. Except as expressly amended by this Amendment, all of the terms of the SOW shall remain in full force and effect.

3.                   Effect of this Amendment. This Amendment shall be effective as of the Effective Date. In the event of any inconsistency or conflict between the provisions of the SOW or the MSA and this Amendment, the provisions of this Amendment will prevail and govern. All references to the SOW or in any exhibit or schedule thereto shall hereinafter refer to the SOW as amended by this Amendment.

4.                   Counterparts. The parties to this Amendment may execute this Amendment in any number of counterparts and, as so executed, the counterparts shall constitute one and the same agreement. The parties agree that each such counterpart is an original and shall be binding upon all of the parties, even though all of the parties are not signatories to the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purpose.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the Effective Date.

Eureka:		Estrella:

Eureka Therapeutics, Inc.		Estrella Biopharma, Inc.

By:	/s/ Victor Shum	By:	/s/ Cheng Liu
	Name: Victor Shum		Name: Cheng Liu
	Title: CBO and General Counsel		Title: Chief Executive Officer

Acknowledged and Agreed:

Estrella Immunopharma, Inc.

By:	/s/ Peter Xu
Name: Peter Xu
Title: Chief Financial Officer